                                                    AMENDMENT No. 1
                                                         to the
                                       amended and restated DECLARATION OF TRUST
                                                           of
                                              OPPENHEIMER REAL ASSET FUND

         This  Amendment  Number 1 is made as of June 25,  2002 to the  Amended  and  Restated  Declaration  of Trust of
Oppenheimer  Real Asset Fund (the "Trust"),  dated as of October 30, 2000, by the duly authorized  individual  executing this Amendment on behalf of the Trustees of the Trust.

         WHEREAS,  the  Trustees  established  Oppenheimer  Real  Asset  Fund  as a trust  fund  under  the  laws of the
Commonwealth of  Massachusetts,  for the investment and reinvestment of funds contributed  thereto,  under a Declaration of Trust dated July 22, 1996, as amended and restated as of October 30, 2000;

         WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH,  of the Trust's  Amended and Restated
Declaration  of Trust dated October 30, 2000,  desire to change the registered  agent of the Trust as established  under the Amended and Restated Declaration of Trust dated October 30, 2000;

         WHEREAS,  the  Trustees,  acting  pursuant to Section 12 of ARTICLE  NINTH of the Trust's  Amended and Restated
Declaration  of Trust dated  October 30, 2000,  desire to correct a  typographical  error  regarding the number of Share
Classes established under the Amended and Restated Declaration of Trust dated October 30, 2000;

         NOW, THEREFORE, the Trust's Amended and Restated Declaration of Trust is amended as follows:

         Article FIRST of the Trust's  Amended and Restated  Declaration  of Trust is amended by changing the registered agent as follows:

               The  Registered  Agent of Service  for Process is CT  Corporation  System,  101 Federal  Street,
         Boston, MA 02110.

         Section 3 of Article  FOURTH,  of the Trust's  Declaration of Trust is hereby amended by changing the following words located in the first  sentence  that  currently  reads ", and said Shares shall be divided into four  Classes," to read ", and said Shares shall be divided into five Classes,".

Acting pursuant to Section 12 of ARTICLE NINTH, the undersigned signs this amendment by and on behalf of the Trustees.

                                                                       Oppenheimer Real Asset Fund

                                                                        /s/ Kathleen Ives
                                                                        Kathleen Ives,
                                                                        Assistant Secretary

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